Exhibit 99.1

 INDEPENDENT BANK CORPORATION2019 Annual Shareholders meeting  April 23, 2019

 Cautionary Note Regarding Forward-Looking Statements    This presentation may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements that are not historical facts, including statements about our expectations, beliefs, plans, strategies, predictions, forecasts, objectives, or assumptions of future events or performance, may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions, and uncertainties that could cause actual strategies, actions, or results to differ materially from those expressed in them, and are not guarantees of timing, future results, events, or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions, or results, based on management’s current expectations, assumptions, and estimates on the date hereof, there can be no assurance that actual strategies, actions or results will not differ materially from expectations. Therefore, readers are cautioned not to place undue reliance on such statements. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in capital and credit markets; the interdependence of financial service companies; changes in regulation or oversight; unfavorable developments concerning credit quality; any future acquisitions or divestitures; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries of Independent Bank Corporation's customers; the implementation of Independent Bank Corporation's strategies and business models; Independent Bank Corporation's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; operational difficulties, failure of technology infrastructure or information security incidents; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; competitive product and pricing pressures among financial institutions within Independent Bank Corporation's markets; changes in customer behavior; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; the impact of legal and regulatory proceedings or determinations; the effectiveness of methods of reducing risk exposures; the effects of terrorist activities and other hostilities; the effects of catastrophic events; changes in accounting standards and the critical nature of Independent Bank Corporation's accounting policies. Certain risks and important factors that could affect Independent Bank Corporation's future results are identified in its Annual Report on Form 10-K for the year ended December 31, 2018 and other reports filed with the SEC, including among other things under the heading “Risk Factors” in such Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and Independent Bank Corporation undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.  2

 Today’s Agenda  Welcome and Call to Order – IBC ChairmanVoting upon matters listed in the Company’s 2019 Proxy Statement – IBC ChairmanBusiness Update by IBC President & CEOQuestion and answer session – IBC President & CEO and IBC EVP & CFOAdjournment  3

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IBC Board of Directors

- Terance L. Beia
- William J. Boer, Lead Director
- Joan A. Budden
- Michael J. Cok
- Stephen L. Gulis Jr.
- Terry L. Haske
- Christina L. Keller
- William B. Kessel
- Michael M. Magee Jr., Chairman
- Matthew J. Missad

Note: Charles C. Van Loan retired from the Board of Directors in March 2019.

IBC Executive Officers

- William B. Kessel – President and Chief Executive Officer
- Robert N. Shuster – EVP/Chief Financial Officer
- Larry R. Daniel – EVP/Operations and Digital Banking
- Patrick J. Ervin – EVP/Mortgage Banking
- Stefanie M. Kimball – EVP/Chief Risk Officer
- Dennis J. Mack – EVP/Chief Commercial Lending Officer

INDEPENDENT BANK

 2019 Annual Meeting of Shareholders  Secretary for the meeting (Robert Shuster)Record date: February 22, 2019Approximate distribution date of Proxy Statement: March 8, 2019Shares entitled to vote: 23,737,017Determination of quorumVoting on proposals  5

 Proposal #1Election of Directors  6  William J. Boer  Joan A. Budden  Michael J. Cok

 Proposal #2Ratification of Appointment of Independent Auditors  Crowe LLP has served as IBC’s independent registered public accounting firm since 2005Crowe LLP was founded in 1942 and is one of the 10 largest accounting and consulting firms in the U.S.IBC is served primarily by Crowe’s Grand Rapids, Michigan and South Bend, Indiana offices  7

 Proposal #3Advisory Vote on Executive Compensation  8  The Board has solicited a non-binding advisory vote from our shareholders to approve the compensation of our executives as described in our proxy materials.

 INDEPENDENT BANK CORPORATIONBusiness Update by Brad Kessel, President & CEO    9

 2018 Financial Summary      2018  2017  2016  Diluted EPS (1)  $ 1.68  $ 0.95  $ 1.05  Cash dividends paid  0.60  0.42  0.34  Income before income taxes   49,133  38,438  32,901  Net income (1)  39,839  20,475  22,766  Total assets  3,353,281  2,789,355  2,548,950  Total loans  2,582,520  2,018,817  1,608,248  Total deposits  2,913,428  2,400,534  2,225,719  Shareholders’ equity  338,994  264,933  248,980  Tangible BV per share  12.90  12.34  11.62  Return on average assets (1)  1.27%  0.77%  0.92%  Return on average equity (1)  12.38%  7.82%  9.21%  TCE to tangible assets  9.17%  9.45%  9.70%   Note: Dollars in 000’s, except per share data.  10  (1) Excluding the impact of the $5.96 million remeasurement of deferred tax assets in 2017, diluted EPS is $1.22; net income is $26.440 million; ROA is 1.00% and ROE is 10.10%.

  6  2018 Full Year Financial Highlights  Income Statement94.6% and 76.8% increases in net income and diluted earnings per share (EPS), respectively, in 2018 compared to 2017. These increases are 56.6% and 42.7%, respectively, when excluding the impact of fair value changes due to price on capitalized mortgage loan servicing rights, merger related expenses and the 2017 charge related to the remeasurement of deferred tax assets.Net interest income of $113.3 million, up $24.1 million, or 27.0%, from 2017.$1.5 million loan loss provision expense in 2018 versus $1.2 million in 2017. Recorded loan net recoveries of $0.8 million and $1.2 million in 2018 and 2017, respectively.Balance Sheet/CapitalTotal assets grew to $3.35 billion at 12/31/18, up $563.9 million, or 20.2%, from 2017. Increase reflects organic growth as well as the Traverse City State Bank (TCSB) merger.Total portfolio loans grew to $2.58 billion at 12/31/18, up $563.7 million, or 27.9%, from 2017. (Note: $294.5 million of portfolio loans were acquired in the TCSB merger.) Deposits grew to $2.91 billion at 12/31/18, up $512.9 million, or 21.4%, from 2017. (Note: $253.9 million of non-brokered deposits were acquired in the TCSB merger.)Repurchased 587,969 shares at an average cost of $21.57 per share during 2018.TBV per share increased to $12.90 at 12/31/18, or 4.5%, from $12.34 at 12/31/17.  11

  5  Return on Equity/Return on Assets  12  Note: ROA and ROE represent a four quarter rolling average.  Note: Q4’17 ROA and ROE calculations exclude the impact of the $5.96 million revaluation of net deferred tax assets.

  5  Total Shareholder Return  13  Period: 01/01/2014 - 12/31/2018

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Other Highlights and Initiatives

- Continuous focus on customer service
  - Regular customer surveys across all business lines.
  - *Forbes* "Best in Banks and Credit Unions" Survey (published in June 2018) ranked Independent Bank second in the State of Michigan (and #1 for banks headquartered in Michigan) in customer satisfaction.
- Emphasis on community service
  - Conducted third annual "Making a Difference Day" on October 8, 2018.
  - Financial literacy efforts recognized by award from the Michigan Bankers Association.
- Other highlights
  - On April 1, 2018 Independent Bank Corporation (IBCP) and TCSB Bancorp, Inc. (parent company of Traverse City State Bank) merged.
  - In September 2018, IBCP was named to the 2018 Sandler O'Neill Sm-All Stars list (only 30 financial institutions nationwide and only two in Michigan made this prestigious list). Financial institutions are ranked on the basis of growth, profitability, credit quality and capital strength.

INDEPENDENT BANK

4  1Q’19 Financial Summary    1Q’19  4Q’18  3Q’18  2Q’18  1Q’18  Diluted EPS   $ 0.39  $ 0.41  $ 0.49  $ 0.36  $ 0.42  Income before taxes   $ 11,548  $ 12,204  $ 14,846  $ 10,884  $ 11,199  Net income   $ 9,381  $ 9,936  $ 11,925  $ 8,817  $ 9,161  Return on average assets   1.13%  1.18%  1.46%  1.12%  1.34%  Return on average equity   11.14%  11.43%  13.83%  10.57%  14.04%  Total assets  $3,383,606  $3,353,281  $3,297,124  $3,234,522  $2,793,119  Total portfolio loans  $2,618,795  $2,582,520  $2,562,578  $2,467,317  $2,071,435  Total deposits  $2,934,225  $2,913,428  $2,798,643  $2,780,516  $2,430,401  Loans to deposits ratio  89.25%  88.64%  91.57%  88.74%  85.23%  Shareholders’ equity  $ 344,726  $ 338,994  $ 345,204  $ 337,083  $ 267,917  Tangible BV per share  $ 13.17  $ 12.90  $ 12.84  $ 12.47  $ 12.46  TCE to tangible assets   9.26%  9.17%  9.51%  9.41%  9.54%   Note: Dollars in thousands, except per share data.  15

  5  1Q’19 Financial Highlights  Income StatementNet income of $9.4 million, or $0.39 per diluted share. Return on average assets of 1.13% and return on average equity of 11.14%. These ratios increase to 1.34% and 13.20%, respectively, when excluding the after tax impact of the decline in the fair value of capitalized mortgage loan servicing rights due to price.Net interest income of $30.2 million, up $6.3 million, or 26.3%, from the year ago quarter.A decline in the fair value of capitalized mortgage loan servicing rights (due to price) decreased non-interest income by $2.2 million, or $0.073 per diluted share, after tax.$0.7 million loan loss provision expense (compared to an expense of $0.3 million in year ago quarter). Net gains on mortgage loans of $3.6 million increased $1.0 million from the year ago quarter. Balance Sheet/CapitalTotal portfolio loans grew $36.3 million, or 5.7% annualized. Deposits totaled $2.93 billion at 3/31/19 compared to $2.91 billion at 12/31/18. 1Q’19 growth of $20.8 million, or 2.9% annualized (the annualized growth rate increases to 12.2% when excluding brokered deposits). The 1Q’19 growth was primarily in savings and interest bearing checking account balances and in reciprocal deposits.115,787 shares repurchased during 1Q’19 at an average price of $21.85 per share. 2019 share repurchase plan authorized for up to 5% of outstanding shares. TBV per share increased to $13.17 at 3/31/19 from $12.90 at 12/31/18.Paid a 18 cent per share cash dividend on common stock on 2/15/19.  16

 Strategic Initiatives  Growth1. Improve net interest income via balanced loan growth, disciplined risk adjusted loan pricing and active management of deposit pricing. 2. Innovative and targeted customer acquisition, retention and cross sales strategies leveraging data analytics, inside sales staff, and intra-company referrals with strategic business unit partners.3. Add new customers and grow revenue through outbound calling efforts.4. Add new customers and grow revenue through the addition of new talented sales professionals in our existing markets. 5. Supplement our organic growth initiatives via selective and opportunistic bank acquisitions and branch acquisitions. Process Improvement and Cost Controls1. Review core processing, debit card processor and digital channel partner(s), select and negotiate new agreement(s).2. Review, and negotiate new debit card contract.3. On-going branch optimization: including assessing existing locations; new locations; service hours; staffing; workflow; and our leveraging of existing technology. 4. Modernize branch delivery technology/systems.5. Expand Digital Branch (Call Center) services.6. All business lines and departments: streamline/automate operating processes and workflows (use process mapping to identify moments of value and eliminate duplication and waste.7. Build/enhance dashboard reporting and business intelligence.Talent Management 1. We recognize that the path to organizational success is through the success of each and every one of our team members. Accordingly we encourage and support the professional development of our colleagues through our IB Leadership Program, mentoring and other initiatives. 2. We are passionate about our desire to ensure that our team members are empowered and supported in a way that will best position them to serve our customers. 3. We believe that if we are committed to the well-being of our team members, and recognize and reward their contributions, they will ensure our success.Risk Management1. Maintain strong, high quality, capital levels. 2. Maintain excellent asset quality and strong proactive monitoring and problem resolution.3. Sound overall risk management with effective and transparent reporting.4. Strong and consistent earnings, augmenting capital.5. Active liquidity and interest rate risk monitoring and management.6. Strong, independent and collaborative risk management, utilizing three layers of defense (business unit, risk management and internal audit). 7. Effective operational controls with special emphasis on cyber security, fraud prevention and regulatory compliance.8. Effective working relationships with banking regulators and other key outside oversight partners.  17

 Independent Bank Corporation2019 Annual Shareholders Meeting  Question and Answer SessionBrad Kessel, President & CEORob Shuster, Chief Financial Officer  18

 Independent Bank Corporation2019 Annual Shareholders Meeting  Voting ResultsShares entitled to vote: 23,737,017Proposal #1 – Election of DirectorsProposal #2 – Ratification of AuditorsProposal #3 – Advisory (Non-Binding) Vote on Executive Compensation  19

 Independent Bank Corporation2019 Annual Shareholders Meeting  Closing RemarksThank you for attending!NASDAQ: IBCP  20